                                                  EXHIBIT 32(b)

                         CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of The St. Paul Companies, Inc. (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: October 30, 2003                  Thomas A. Bradley
       ----------------                  -----------------
                                   Name: Thomas A. Bradley
                                  Title: Executive Vice President and
                                         Chief Financial Officer